Exhibit 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the filing in this Amendment No. 3 to the Registration Statement on Form F-1 of Medlab Clinical Ltd. of our report dated September 19, 2022, relating to our audits of the financial statements of the Medlab Clinical Ltd. for the years ended June 30, 2022 and 2021.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Accell Audit & Compliance, P.A.

Tampa, Florida
December 5, 2022